UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 31, 2014

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2014, Rocket Fuel Inc., a Delaware corporation (the “Company”), entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement (the “Loan Facility”) by and among the Company, the lenders that are parties to the Loan Facility from time to time, and Comerica Bank, as administrative agent for the lenders. The Loan Facility amends and restates the Company’s existing Amended and Restated Loan and Security Agreement, dated as of December 20, 2013 (the “Existing Loan Facility”), by and between the Company and Comerica Bank.

The Loan Facility provides for a $30.0 million term loan and an $80.0 million secured accounts receivable formula based revolving credit facility, with a $12.0 million subfacility for the issuance of letters of credit and a $2.5 million subfacility for the borrowing of swingline loans. The Loan Facility contains an increase option permitting the Company, subject to certain requirements, to arrange with existing lenders and/or new lenders to provide up to an aggregate of $25.0 million in additional revolving commitments. As of December 31, 2014, the Company had $30.0 million aggregate principal amount of outstanding term loans, $40.0 million aggregate principal amount of outstanding revolving loans and undrawn letters of credit in an aggregate principal amount of $6.0 million under the Loan Facility. The Company used a portion of the proceeds of the initial extension of credit under the Loan Facility to refinance $62.0 million of revolving loans and term loans under the Company’s Existing Loan Facility.

Revolving loans may be advanced under the Loan Facility based on a borrowing base equal to 85% of the value of eligible accounts of the Company. The borrowing base is subject to certain reserves and eligibility criteria. Availability under the accounts receivable formula based revolving credit facility can also be utilized to issue letters of credit or to borrow swingline loans. If at any time the aggregate principal amount of the revolving loans and swingline loans outstanding plus the face amount of undrawn letters of credit under the Loan Facility exceed the borrowing base then in effect, then the Company must make a prepayment in an amount sufficient to eliminate such excess. The Company is also obligated to prepay the term loan with proceeds from the occurrence of certain events. Loan proceeds may be used for general corporate purposes. The Company may prepay revolving loans and term loans under the Loan Facility in whole or in part at any time without premium or penalty.

Revolving loans bear interest, at the Company’s option, at (i) a base rate determined in accordance with the Loan Facility, plus a spread of 1.625% to 2.125%, or (ii) a LIBOR rate determined in accordance with the credit agreement, plus a spread of 2.625% to 3.125%. Term loans bear interest, at the Company’s option, at (i) a base rate determined in accordance with the Loan Facility, plus a spread of 2.50% to 3.00%, or (ii) a LIBOR rate determined in accordance with the credit agreement, plus a spread of 3.50% to 4.00%. In each case, the spread is based on the cash reflected on the Company’s balance sheet for the preceding fiscal quarter, plus an amount equal to the average unused portion of the revolving credit commitments during such fiscal quarter. The base rate means the highest of (i) the prime rate announced by Comerica Bank, (ii) the federal funds rate plus a margin equal to 1.0% and (iii) the daily adjusted LIBOR rate plus a margin equal to 1.0%.

Interest is due and payable quarterly in arrears for prime rate loans and at the end of an interest period (or at each three month interval in the case of loans with interest periods greater than three months) for LIBOR rate loans. Term loans will be repaid in quarterly principal installments of $1,500,000, with any remaining principal, together with all accrued and unpaid interest, due and payable on December 31, 2019. Principal, together with all accrued and unpaid interest, on the revolving loans are due and payable on December 31, 2017. The Company was also obligated to pay customary closing fees, commitment fees and letter of credit fees for a facility of this size and type.

Certain of the Company's existing and future material domestic subsidiaries are required to guaranty the obligations under the Loan Facility. The obligations of the Company and the guarantors are secured by substantially all of their respective assets, subject to certain exceptions and limitations.

The Loan Facility contains customary affirmative and negative covenants, including, among others, covenants limiting the ability of the Company and its subsidiaries to incur indebtedness, grant liens, make acquisitions, merge or consolidate, dispose of assets, make certain restricted payments, make investments, make capital expenditures and enter into transactions with affiliates, in each case subject to customary exceptions. In addition, the Loan Facility provides that the Company must maintain compliance with a minimum EBITDA covenant through the fiscal quarter ending September 30, 2015 and a minimum consolidated fixed charge coverage ratio for the quarters ending thereafter. The Company must also maintain at least $30.0 million of cash on deposit with the lenders and maintain a minimum liquidity ratio, each as determined in accordance with the Loan Facility.

Upon an event of default, the lenders may declare the outstanding obligations payable by the Company to be immediately due and payable, terminate their commitments and exercise other rights and remedies provided for under the Loan Facility. The events of default under the Loan Facility include, among others, payment defaults, covenant defaults, bankruptcy and insolvency defaults, cross-defaults to other material indebtedness, judgment defaults, inaccuracy of representations and warranties, ERISA defaults and a change of control default. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Loan Facility at a per annum rate of interest equal to 2.00% above the applicable interest rate.

Any lender and its affiliates may have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. Any lender may have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Loan Facility is qualified in its entirety by reference to the full text of the Loan Facility, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
10.1
Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 2014, by and among Rocket Fuel Inc., the lenders party thereto and Comerica Bank, as administrative agent for the lenders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ JOANN COVINGTON
JoAnn Covington Vice President and General Counsel
Date: January 7, 2015

EXHIBIT INDEX

Number	Description
10.1
Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 2014, by and among Rocket Fuel Inc., the lenders party thereto and Comerica Bank, as administrative agent for the lenders

.